Exhibit 3.1

NINTH AMENDED AND RESTATED BY-LAWS

OF

KEY ENERGY SERVICES, INC.

(a Maryland corporation)

As amended through August 21, 2015.

ARTICLE I.

STOCKHOLDERS

SECTION 1.01. Annual Meeting. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, either on the third Thursday of June in each year if not a legal holiday, or on such other day as shall be determined by the Board of Directors as permitted under Maryland law. Except as the Articles of Incorporation of the Corporation, as from time to time amended (the “Charter”), or the Maryland General Corporation Law or any other law, statutory or decisional, of the State of Maryland now or hereafter in force (collectively, “Maryland Law”) provide otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting shall not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

To be properly brought before the annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must (1) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board and at the time of the annual meeting, (2) be entitled to vote at such annual meeting and (3) comply with the procedures set forth in these By-laws as to such business. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof that is not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, the text relating to the business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (3) the class and number of shares of stock of the Corporation which are owned, of record and beneficially, by the stockholder and beneficial owner, if any, (4) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) owned, of record and beneficially, by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith (5) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business, (6) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (7) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy (and such representation shall be included in any such proxy statement and form of proxy) to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials), (8) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (9) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (10) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (11) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (12) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, and (13) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement).

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this section, provided, however, that (i) any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this section and (ii) nothing in this section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section, and if the Chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 1.02. Special Meeting. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. Special meetings of the stockholders shall be called by the Secretary on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing notice of the meeting and, on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors has the sole power to fix the date, time, and place, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at a special meeting.

SECTION 1.03. Place of Meetings. Meetings of the stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

SECTION 1.04. Notice of Meetings; Waiver of Notice. Except as otherwise required by Maryland Law or the Charter, not less than ten nor more than ninety days before each stockholders’s meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by Maryland Law, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, her or it, left at his, her or its residence or usual place of business, mailed to him, her or it at his, her or its address as it appears on the records of the Corporation or sent by telegram, cablegram, datagram, facsimile transmission or other means of electronic transmission, including internet delivery. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he, she or it, before or after the meeting, signs a waiver of the notice which is filed with the records of the stockholders meetings or is present at the meeting in person or by proxy.

SECTION 1.05. Quorum; Voting. Unless Maryland Law, the Charter or the By-Laws provide otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.

SECTION 1.06. Adjournments. Whether or not a quorum is present, except as otherwise provided by Maryland Law or the Charter, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than one hundred twenty days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

SECTION 1.07. General Right to Vote; Proxies. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights to one or more classes or series, or except as otherwise provided by Maryland Law, each outstanding share of stock, regardless of class or series, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock entitled to vote with respect thereto may be voted for as many individuals as there are directors to be elected. There shall be no cumulative voting. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

SECTION 1.08. List of Stockholders. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class or series of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

SECTION 1.09. Conduct of Business and Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or Maryland Law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast ten percent (10%) in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

SECTION 1.10. Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings a written consent which sets forth the action and is signed and dated by stockholders holding the minimum number of shares required to execute a written consent in accordance with the provisions of Maryland Law and entitled to vote on the matter and, to the extent required by Maryland Law, a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

ARTICLE II.

BOARD OF DIRECTORS

SECTION 2.01. Function of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by Maryland Law or by the Charter or By-Laws.

SECTION 2.02. Number of Directors. The Corporation shall have at least three directors; provided, however, that, if there is no stock outstanding, the number of Directors may be less than three but not less than one, and, if there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. The Corporation shall have the number of directors provided in the Charter until changed as herein provided. The number of directors may be set from time to time by action of a majority of the entire Board of Directors, but may not exceed 25 nor be less than the minimum number permitted herein, but the action may not affect the tenure of office of any director.

SECTION 2.03. Chairman of the Board; Vice Chairman of the Board. The Board of Directors may appoint from its members a Chairman of the Board and a Vice Chairman of the Board, neither of whom need be an employee or officer of the corporation. If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairman of the Board is also designated as the corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 4.02 of these By-laws. If the Board of Directors appoints a Vice Chairman of the Board, such Vice Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and at all meetings of the stockholder.

SECTION 2.04. Election and Tenure of Directors. The Board of Directors shall be divided into three classes. Initially, the Board of Directors shall designate by resolution, from among its members, directors to serve as class I directors, class II directors, and class III directors. To the extent possible, the classes shall have the same number of directors. The term of office of the class I directors shall continue until the first annual meeting of stockholders after the date on which the Corporation establishes the classified board and until their successors are elected and qualify. The term of office of the class II directors shall continue until the second annual meeting of stockholders after the date on which the Corporation establishes the classified board and until their successors are elected and qualify. The term of office of the class III directors shall continue until the third annual meeting of stockholders following the date on which the Corporation establishes the classified board and until their successors are elected and qualify. At each annual meeting of the stockholders of a corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until: (i) the annual meeting of stockholders held in the third year following the year of their election; and (ii) their successors are elected and qualify.

Other than in a Contested Election Meeting (as defined below), when a quorum is present, a nominee for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. In a Contested Election Meeting, when a quorum is present, directors shall be elected by a plurality of the votes cast at such Contested Election Meeting. For purposes of this Section 2.04, “abstentions,” “broker non-votes” and “withheld votes” shall not be counted as a vote “for” or “against” a matter or election. A meeting of stockholders shall be a “Contested Election Meeting” if there are more persons nominated for election as directors at such meeting than there are directors to be elected at such meeting, determined as of the tenth day preceding the date of the Corporation’s first notice to stockholders of such meeting sent pursuant to this Section 2.04 (the “Determination Date”); provided, however, that if in accordance with this Section 2.04, stockholders are entitled to make nominations during a period of time that ends after the otherwise applicable Determination Date, the Determination Date shall instead be as of the end of such period.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors at a meeting of stockholders. Nominations of persons for election as Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice of such meeting and at the time of such meeting, (2) is entitled to vote for the election of Directors at the meeting and (3) complies with the notice procedures set forth in this section. Nominations, other than those made by or at the direction of the Board, shall be made pursuant to written notice delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that the Board of Directors has determined that directors shall be elected at such meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (4) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (B) as to the stockholder giving the notice (1) such stockholder’s name and address, as they appear on the Corporation’s books, (2) the class and number of shares of stock of the Corporation which are owned, beneficially and of record, by such stockholder, (3) any Derivative Instrument owned, of record and beneficially, by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (4) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (5) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (6) a representation whether the stockholder intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials), (7) any Short Interest, (8) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (9) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (10) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (11) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, and (12) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (C) as to the beneficial owner, if any, on whose behalf the nomination is being made (1) such beneficial owner’s name and address, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such beneficial owner, (3) a description of all arrangements or understandings between such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made and (4) a representation whether the beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy (and such representation shall be included in any such proxy statement and form of proxy) to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials). In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected; and (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his other respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.04 of the By-laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

A stockholder shall not have complied with this Section 2.04 if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 2.04.

The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the presiding officer shall so determine and shall so declare to the meeting, the defective nomination shall be disregarded.

SECTION 2.05. Removal of Director. Unless Maryland Law or the Charter provides otherwise, (a) the stockholders may remove any director with cause by the affirmative vote of at least two-thirds of all the votes entitled to be cast for the election of directors, and (b) the Board of Directors may remove any director with cause by the affirmative vote of a majority of the remaining directors then in office.

SECTION 2.06. Vacancy on Board. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause (including removal by the stockholders) except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualifies.

SECTION 2.07. Regular Meetings. After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board, the Chairman of the Board or the President, with notice in accordance with Section 2.09, the Board of Directors shall meet immediately following the close of, and at the place of such stockholders’ meeting. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

SECTION 2.08. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. Special meetings of the Directors who have been determined by the Board to be independent non-management Directors may be called at any time by the Lead Director or by the Chairman of the Board, if the Chairman of the Board is an independent director. A special meeting of the Board of Directors, or of the independent members thereof, shall be held on such date and at any place as may be designated from time to time by the Board of Directors, by the Lead Director or by the Chairman of the Board, as applicable. In the absence of designation such meeting shall be held at such place as may be designated in the call.

SECTION 2.09. Notice of Meeting. No notice shall be required for regular meetings for which the time and place have been fixed. Except as provided in Section 2.08, the Secretary shall give notice to each director of each special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by email, facsimile transmission or other means of electronic transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative, by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless Maryland Law, the Charter, these By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors.

No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 2.10. Action by Directors. Unless Maryland Law, the Charter or these By-Laws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is an action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business except when a vacancy or vacancies prevent such majority, whereupon a majority of the directors then in office shall constitute a quorum, provided that such majority shall constitute at least one-third of the entire Board of Directors and, in no event, less than two directors, unless only one director is required to be in office at the time. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed and dated by each member of the Board and filed with the minutes of proceedings of the Board.

SECTION 2.11. Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

SECTION 2.12. Compensation. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof; and other compensation for the services as such or on committees of the Board of Directors, may be paid to directors. Directors who are full-time employees of the Corporation need not be paid for attendance at meetings of the Board or committees thereof for which fees are paid to other directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

SECTION 2.13. Lead Director. Unless the Chairman is an independent director, the Board shall select, by majority, a lead director (the “Lead Director”) from among the independent Directors. The Lead Director presides at all meetings of the Board at which the Chairman of the Board is not present, presides over the executive sessions of the non-management Directors, serves as a liaison between the Chairman of the Board and the non-management Directors, approves information sent to the Board and agendas for the Board, shall approve meeting schedules to assure sufficient time for discussion of agenda items, may consult and communicate with major stockholders in appropriate circumstances and shall exercise and perform such other powers and duties as may be assigned to the Lead Director by these By-Laws and the Board of Directors.

ARTICLE III.

COMMITTEES

SECTION 3.01. Committees. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except, unless otherwise specifically permitted by Maryland Law, the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

SECTION 3.02. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent Member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed and dated by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

SECTION 3.03. Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim

Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these By-Laws.

ARTICLE IV.

OFFICERS

SECTION 4.01. Executive and Other Officers. The Corporation shall have a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Corporation may also have one or more Vice-Presidents, assistant officers, and subordinate officers as may be established from time to time by the Board of Directors. A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice-President of the Corporation. The Chief Executive Officer shall be a director, and the other officers may be directors.

SECTION 4.02. Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the corporation subject to the direction of the Board of Directors. He or she shall perform the duties customarily performed, and have the powers customarily possessed, by the chief executive officer of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors. The Chief Executive Officer may execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation.

SECTION 4.03. President. Unless otherwise specified by resolution of the Board of Directors, the President shall be the chief operating officer of the Corporation, who shall have supervision of the operations of the Corporation, subject to the rights and authority of the Chief Executive Officer. He or she shall perform the duties customarily performed, and have the powers customarily possessed, by a president or chief operating officer of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the Chief Executive Officer. The President may execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation.

SECTION 4.04. Vice Presidents. The Vice-President or Vice-Presidents, at the request of the chief executive officer or the President, or in the President’s absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer, or if he or she shall fail to do so, the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. Each Vice-President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

SECTION 4.05. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by Maryland Law, he or she shall be custodian of the records of the Corporation; he or she may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he or she shall perform such other duties customarily performed by a secretary of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the chief executive officer, or the President.

SECTION 4.06. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the chief executive officer, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation. In general, he or she shall perform such other duties customarily performed by a treasurer of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the chief executive officer, or the President. Unless otherwise specified by the Board of Directors, the Treasurer shall be the chief financial officer and, in the absence of the election of a Controller, the chief accounting officer of the Corporation.

SECTION 4.07. Assistant and Subordinate Officers. The assistant and subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President or in the case of Assistant Treasurer and Assistant Secretary by the Treasurer and the Secretary, respectively.

SECTION 4.08. Election, Tenure and Removal of Officers. The Board of Directors shall elect the officers of the Corporation. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his or her contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

SECTION 4.09. Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the

Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

ARTICLE V.

DIVISIONAL TITLES

SECTION 5.01. Conferring Divisional Titles. The Board of Directors may from time to time confer upon any employee of a division of the Corporation the title of President, Vice President or Treasurer of such division or any other title or titles deemed appropriate, or may authorize the Chairman of the Board or the President to do so. Any such titles so conferred may be discontinued and withdrawn at any time by the Board of Directors, or by the Chairman of the Board or the President if so authorized by the Board of Directors. Any employee of a division designated by such divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Board of Directors, or, to the extent authorized by the Board of Directors, the Chairman of the Board or the President.

SECTION 5.02. Effect of Divisional Titles. The conferring of divisional titles shall not create an office of the Corporation under Article IV unless specifically designated as such by the Board of Directors, but any person who is an officer of the Corporation may also have a divisional title.

ARTICLE VI.

STOCK

SECTION 6.01. Certificates for Stock. Each stockholder is entitled to certificates which represent and certify the shares of stock he, she or it holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with Maryland Law or the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it or whose facsimile is affixed thereto is still an officer when it is issued. No certificate shall be issued for any shares of stock until such shares are fully paid, except as otherwise authorized by provisions of Section 2-210 of the Maryland General Corporation Law.

SECTION 6.02. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined. Upon compliance with provisions restricting the transferability of shares of stock, if any, transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the record holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon, if any.

SECTION 6.03. Record Dates or Closing of Transfer Books. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06 of these By-Laws, more than ninety days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting. If a record date is not set, and, if the stock transfer books are not closed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting. Except as otherwise required by Maryland Law or the Charter, the record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, but any such payment or allotment shall not be made more than sixty days after the date on which the resolution is adopted.

SECTION 6.04. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class or series of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

SECTION 6.05. Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify, the purpose for which the certification may be made, the form of certification and the information to be contained in it, if the certification is with respect to a record date or closing of the stock transfer books, the time after the record dates or closing of the stock transfer books within which the certification must be received by the Corporation, and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

SECTION 6.06. Lost Stock Certificates. The Board of Directors may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate or refuse to issue such new certificate save upon the order of some court having jurisdiction.

SECTION 6.07. Fractional Shares Interests. The Corporation may, but shall not be obliged to, issue fractional shares of stock, eliminate a fractional interest by rounding off to a full share of stock, arrange for the disposition of a fractional interest by the person entitled to it, pay cash for the fair value of a fractional share of stock determined as of the time when the person entitled to receive it is determined, or issue scrip or other evidence of ownership which shall entitle its holder to exchange such scrip or other evidence of ownership aggregating a full share for a certificate which represents the shares, but such scrip or other evidence of ownership shall not, unless otherwise provided, entitle the holder to exercise any voting right, or to receive dividends thereon or to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may impose any reasonable condition on the issuance of scrip or other evidence of ownership may cause such scrip or evidence of ownership to be issued subject to the condition that it shall become void if not exchanged for a certificate representing a full share of stock before a specified date or subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to a provision for forfeiture of such proceeds to the Corporation if not claimed within a period of not less than three years from the date the scrip or other evidence of ownership was originally issued.

ARTICLE VII.

FINANCE

SECTION 7.01. Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the chief executive officer, the President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

SECTION 7.02. Annual Statement of Affairs. The chief executive officer or chief financial officer shall prepare, or cause to be prepared, annually a full and correct statement of the financial affairs of the Corporation, to include a balance sheet and statements of operations and cash flow for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within twenty days after the meeting, placed on file at the Corporation’s principal office.

SECTION 7.03. Fiscal Year. The fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

SECTION 7.04. Dividends. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property or in shares of the capital stock of the Corporation, unless such dividend is contrary to Maryland Law or to a restriction contained in the charter.

SECTION 7.05. Pursuant to Section 3-702(b) of the Maryland General Corporation Law, the acquisition of shares of the Corporation’s Common Stock, $.10 par value per share, (a) by WellTech, Inc. or the then shareholders of WellTech, Inc. in connection with the sale by WellTech, Inc. to the Corporation of certain assets used in WellTech’s West Texas operations, (b) the acquisition by the current shareholders or associates of current shareholders of WellTech, Inc. in connection with the merger between the Corporation and WellTech, Inc., or (c) in connection with any other transaction between the Corporation and any party who becomes a shareholder or an associate of a shareholder as a result of transactions described in (a) or (b), is and shall be exempt from Subtitle 7 of the Maryland General Corporation Law; and to the extent, if any, that Section 3-602 of Subtitle 6 of the Maryland General Corporation Law would otherwise apply, it shall not apply to any business combination between the Corporation and WellTech, Inc. or the majority shareholder or associates of the majority shareholder of WellTech, Inc.

ARTICLE VIII.

INDEMNIFICATION

SECTION 8.01. Procedure. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within sixty days, upon the written request of the director or officer entitled to seek indemnification (the “Indemnified Party”). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within sixty days. The Indemnified Party’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by Maryland Law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

SECTION 8.02. Exclusivity, Etc. The indemnification and advance of expenses provided by the Charter and these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under Maryland Law, or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with Maryland Law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was so acting after such person has ceased to be so acting, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter and these By-Laws shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-Law is in effect. Nothing herein shall prevent the amendment of this By-Law, provided that no such amendment shall diminish any rights to indemnification or advance of expense of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this By-Law or any provision hereof is in force.

SECTION 8.03. Severability; Definitions. The validity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of any other provision hereof. The phrase “this By-Law” in this Article VIII means this Article VIII in its entirety.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.01. Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these By-Laws shall be kept at the principal office of the Corporation.

SECTION 9.02. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any Maryland Law, rule or regulation relating to a corporate seal to place the word “Seal” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

SECTION 9.03. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

SECTION 9.04. Voting Stock in Other Corporations. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the chief executive officer, the President, a Vice-President, the Treasurer or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution.

SECTION 9.05. Mail. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mail, postage prepaid.

SECTION 9.06. Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by Maryland Law to be executed, acknowledged, or verified by more than one officer.

SECTION 9.07. Amendments. Subject to the provisions of Section 2.02, the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new by-laws, or to amend, alter or repeal any of these By-Laws.

ARTICLE X.

EXEMPTION OF SHARE ACQUISITIONS UP TO 20%

FROM THE CONTROL SHARE ACQUISITION ACT

SECTION 10.01. Notwithstanding any other provision of the charter of the Company or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute thereto, shall not apply to any acquisition by any person of shares of stock of the Company that would, if aggregated with all other shares of stock of the Company owned by that person or in respect of which that person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of not more than twenty percent (20%) of the voting power of shares of stock of the Company in the election of directors generally. From and after November 14, 2013, the only persons to which this Section 10.01 shall apply are persons whose ownership of shares of stock of the Company as of November 14, 2013, if aggregated with all other shares of stock of the Company owned by that person or in respect of which that person is entitled to exercise or direct the exercise of voting power as of such date, except solely by virtue of a revocable proxy, entitled that person, directly or indirectly, to exercise or direct the exercise of more than ten percent (10%) of the voting power of shares of stock of the Company in the election of directors generally. Any amendment or repeal of this Article, or any adoption of any Bylaw provision inconsistent with this Article shall be prospective only.